Exhibit 99.2

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“AGREEMENT”) is made and entered into effective as of January 1, 2005, (“Effective Date”) by and between MIKOHN GAMING CORPORATION, a Nevada corporation d/b/a Progressive Gaming International Corporation (“PGIC”), and RUSSEL H. McMEEKIN (“Employee”).

W I T N E S S E T H:

WHEREAS, PGIC and Employee deem it to be in their respective best interests to enter into an amended and restated agreement providing for PGIC’s employment of Employee pursuant to the terms herein stated.

NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, it is hereby agreed as follows:

1. Employment. PGIC hereby employs and Employee hereby accepts employment with PGIC for an indefinite term (“Term”) continuing until either party terminates this Agreement in accordance with Section 6 below.

2. Duties of Employee. Employee’s position with PGIC will be President and Chief Executive Officer. Employee shall do and perform all services, acts, or things reasonably necessary or advisable to accomplish the objectives and complete the tasks assigned to Employee by PGIC’s Chairman of the Board of Directors. PGIC may assign Employee to another position commensurate with Employee’s training and experience so long as the compensation paid to Employee is equal to or greater than the compensation provided in this Agreement.

3. Devotion of Time to PGIC’s Business. Employee shall be a full-time employee of PGIC and shall devote such substantial and sufficient amounts of his productive time, ability, and attention to the business of PGIC during the Term of this Agreement as may be reasonable and necessary to accomplish the objectives and complete the tasks assigned to Employee. Prior written consent of PGIC shall be required before Employee shall undertake to perform any outside services of a business, commercial, or professional nature, whether for compensation or otherwise. The foregoing notwithstanding, Employee may devote reasonable time to activities other than those required under this Agreement, including activities involving professional, charitable, community, educational, religious and similar types of organizations, speaking engagements, membership on the boards of directors of other organizations and similar types of activities to the extent that such activities do not inhibit or prohibit the performance of services under this Agreement.

4. Uniqueness of Services. Employee hereby acknowledges that the services to be performed by him under the terms of this Agreement are of a special and unique value. Accordingly, the obligations of Employee under this Agreement are non-assignable.

5. Compensation of Employee.

a. Base Annual Salary. Subject to other specific provisions in this Agreement, as compensation for services hereunder, Employee shall receive a Base Annual Salary at the rate of not less than $440,000 per annum payable in accordance with PGIC’s ordinary payroll practices (and in any event no less frequently than monthly). On each anniversary of [August 15, 2002], Employee’s Base Annual Salary shall be increased by not less than $20,000.

b. Cash Bonus. Employee shall be eligible for an annual bonus and a three-year cumulative bonus payment pursuant to the executive incentive compensation plan approved by the Board of Directors on August 10, 2004 (the “Executive Incentive Compensation Plan”); provided, however that PGIC and Employee, as applicable, achieve the relevant bonus targets set forth in the Executive Incentive Compensation Plan, as such targets may be determined (and/or modified and revised, as applicable) by the Board of Directors in consultation with Employee.

c. Signing Bonus/Moving Allowance. [RESERVED]

d. Stock Options. PGIC has granted to Employee options to purchase shares of PGIC Common Stock (the “Option”) under PGIC’s Stock Option Plan (“Plan”) from time to time. The Options are subject to the terms and conditions of the Plan, and shall additionally provide as follows:

(1) The Options shall be designated as Incentive Options.

(2) On each of the five (5) anniversary dates of each respective date of grant, one-fifth (1/5) of the Option Shares shall become eligible for purchase by Employee.

(3) The Options shall terminate on (i) the expiration date specified in the Stock Option Agreements or (ii) such earlier date as termination may occur according to the terms and conditions of the Plan and/or the Stock Option Agreements. Upon termination of this Agreement for any reason, Employee and/or his successors and assigns shall have only such rights with respect to the Options as are specified in the Plan, the Stock Option Agreements, or this Agreement and shall not be entitled to any compensation in any form for the loss of any other right with respect thereto.

(4) All Options to acquire common stock of PGIC granted to Employee during his employment with PGIC shall become 100% vested (i) upon any “Change in Control” as defined in Section 19 below; (ii) if PGIC or any successor or assignee of PGIC should terminate this Agreement other than for Cause or deliver a non-renewal notice to Employee pursuant to Section 1 above; (iii) if Employee should terminate this Agreement for Good Reason as permitted in Section 6(c) below; or (iv) upon Employee’s death or permanent disability as described in Section 6(e) below; provided, however, that in the case of (ii), (iii) or (iv) above, such vesting shall be conditioned on Employee (or Employee’s estate) furnishing to PGIC an effective waiver and release of claims (a form of which is attached hereto as Exhibit A).

e. Automobile. PGIC shall provide Employee an automobile allowance in the amount of $1,000 per month.

f. Country Club Membership. PGIC shall provide Employee a membership in a country club of Employee’s choice, the initial cost of which shall not exceed $35,000.00. In addition, PGIC will pay monthly membership dues directly on behalf of Employee in an amount not to exceed $1000 per month, upon monthly presentment to PGIC by Employee of invoices for same. In addition, business expenses related to the use of the membership, shall be reimbursed to Employee in accordance with 5(h) below.

g. Employee Benefits. Employee shall receive such benefits, fringe benefits and entitlements as is usual and customary for PGIC to provide an employee of like status and position and are consistent with PGIC’s established policies on employment, which may be revised from time to time in the sole discretion of PGIC.

h. Business Expenses. PGIC will reimburse Employee for reasonable business expenses incurred in performing Employee’s duties and promoting the business of PGIC.

6. Termination of Employment.

a. Either party shall have the right to terminate this Agreement upon thirty (30) days written notice to the other. In the event PGIC should terminate this Agreement other than for “Cause” as defined in Section 6(b) below (“termination without Cause”) or Employee should resign for “Good Reason” as defined in Section 6(c) below (in either instance except as described in Section 19 below, in which case the provisions of Section 19 shall apply), PGIC shall pay to Employee, upon Employee’s furnishing to PGIC an effective waiver and release of claims (a form of which is attached hereto as Exhibit A), a sum equal to Employee’s Base Salary for the most recent calendar year multiplied by two (2). Any sum payable under this Section shall be paid in full upon the effective date of the termination of the employment relationship between PGIC and Employee. Except as provided in this Section 6, Employee expressly waives all rights and remedies, legal and equitable, arising from or related to any alleged breach of this Agreement by PGIC.

b. Termination For Cause. PGIC shall have the right to terminate Employee’s employment at any time for Cause by giving Employee written notice of the effective date of termination. In the event of termination for Cause, Employee shall be paid Employee’s salary through the effective date of termination on the date of termination. After the effective date of termination, Employee shall not be entitled to accrue or vest in any further salary, severance pay, benefits, fringe benefits or entitlements except as may be required by statute or regulation of any agency or competent jurisdiction; provided that Employee shall have 90 days to exercise any options which are vested as of the effective date of termination. For the purposes of this Agreement, “Cause” shall mean:

(1) the willful and continued failure by the Employee to substantially perform his duties with PGIC (other than any such failure resulting from the Employee’s being Disabled), within a reasonable period of time after a written demand for substantial performance is delivered to the Employee by the Board of Directors (“Board”), which demand specifically identifies the manner in which the Board believes that the Employee has not substantially performed his duties;

(2) the willful engaging by the Employee in conduct which is demonstrably and materially injurious to PGIC, monetarily or otherwise;

(3) the engaging by the Employee in egregious misconduct involving serious moral turpitude to the extent that, in the reasonable judgment of the PGIC’s Board, the Employee’s credibility and reputation no longer conform to the standard of the Employee’s Employees; provided, however, that Cause shall exist under this paragraph (3) only if the misconduct involves a violation of applicable laws;

(4) the knowing or repeated violation of any material PGIC policy applicable to the Employee following written notice from PGIC of such violations.

(5) The loss, revocation, suspension of, or failure to obtain any license or certification of Employee necessary for Employee to discharge Employee’s duties on behalf of PGIC;

(6) Acts or omissions by Employee which jeopardize any governmental registration, license, permit or other governmental permission material to the business of PGIC in any jurisdiction in which PGIC does business or seeks to do business;

(7) Repeated and persistent failure to abide by the policies established by PGIC after written warning from PGIC;

(8) The solicitation or acceptance of payment or gratuity from any existing or potential customer or supplier of PGIC without the prior written consent of PGIC’s Board of Directors.

c. Resignation For Good Reason. Employee may terminate his employment under this Agreement for “Good Reason” (as defined hereunder) at any time, by providing written notice to PGIC of same following the provision to PGIC of a thirty (30) day opportunity to cure such Good Reason. Any termination for Good Reason shall have the same legal effect under this Agreement as a termination without Cause by PGIC. For purposes of this Agreement, “Good Reason” shall mean, with respect to the Employee, the occurrence of one or more of the following events without such Employee’s express written consent: (i) a material reduction in the Employee’s duties, responsibilities, title or reporting relationships; (ii) a material reduction in the Employee’s base salary or total target annual cash compensation; or (iii) a permanent relocation of the Employee’s business office to a location more than fifty (50) miles from the location at which the Employee currently performs his or her duties.

d. For purposes of this Agreement, no act, or failure to act, on the Employee’s part shall be deemed “willful” unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee’s action or omission was in the best interest of PGIC.

e. This Agreement shall terminate automatically in the event that: (i) Employee fails or is unable to perform Employee’s duties due to injury, illness or other incapacity for ninety (90) days in any twelve (12) month period (except that Employee may be entitled to disability payments pursuant to PGIC’s disability plan, if any); or (ii) Death of Employee. Upon termination of this Agreement as the result of the death or disability of Employee, all vested stock options provided herein shall become the property of the Employee’s estate.

7. Covenant of Confidentiality. All documents, records, files, manuals, forms, materials, supplies, computer programs, trade secrets and other information which comes into Employee’s possession from time to time during Employee’s employment by PGIC, and/or any of PGIC’s subsidiaries or affiliates, shall be deemed to be confidential and proprietary to PGIC and shall remain the sole and exclusive property of PGIC. Employee acknowledges that all such confidential and proprietary information is confidential and proprietary and not readily available to PGIC’s business competitors. On the effective date of the termination of the employment relationship or at such other date specified by PGIC, Employee agrees that he will return to PGIC all such confidential and proprietary items (including, but not limited to, company badge and keys) in his control or possession, and all copies thereof, and that he will not remove any such items from the offices of PGIC.

8. Covenant of Non-Disclosure. Without the prior written approval of PGIC, Employee shall keep confidential and not disclose or otherwise make use of any of the confidential or proprietary information or trade secrets referred to in Section 7 nor reveal the same to any third party whomsoever, except as required by law.

9. Covenant of Non-Solicitation. During the Term of this Agreement and for a period of two (2) years following the effective date of termination, Employee, either on Employee’s own account or for any person, firm, company or other entity, shall not solicit, interfere with or induce, or attempt to induce, any employee of PGIC, or any of its subsidiaries or affiliates to leave their employment or to breach their employment agreement, if any, with PGIC.

10. Covenant of Cooperation. Employee agrees to cooperate with PGIC in any litigation or administrative proceedings involving any matters with which Employee was involved during his employment by PGIC. PGIC shall reimburse Employee for reasonable expenses incurred in providing such assistance.

11. Covenant Against Competition.

a. Scope and Term. During the Term of this Agreement and for an additional period ending one (1) year after the effective date of termination or expiration of this Agreement, whichever occurs first, Employee shall not directly or indirectly engage in or become a partner, officer, principal, employee, consultant, investor, creditor or stockholder of any business, proprietorship, association, firm, corporation or any other business entity which is engaged or proposes to engage or hereafter engages in any business which competes with the business of PGIC and/or any of PGIC’s subsidiaries or affiliates in any geographic area in which PGIC conducts business at the time of the termination or expiration of the employment relationship.

b. Option to Extend Term of Covenant. Upon thirty (30) days’ written notice to Employee given prior to the expiration of the term of the Covenant Against Competition specified in Section 11(a) above, PGIC shall have the option to extend said term for a period of up to one (1) additional year upon payment of the following consideration to Employee:

(1) If Employee is terminated without Cause or this Agreement expires without renewal, or Employee terminates his employment pursuant to Sections 6(c) or 19, the sum of $300,000.00 payable in 12 monthly installments; or

(2) If Employee terminates this Agreement other than as permitted in Sections 6(c) or 19 or is terminated by PGIC for Cause, the sum of $120,000.00 payable in 12 monthly installments.

12. Rights to Inventions.

a. Inventions Defined. “Inventions” means discoveries, concepts, and ideas, whether patentable or not, relating to any present or contemplated activity of PGIC, including without limitation devices, processes, methods, formulae, techniques, and any improvements to the foregoing.

b. Application. This Section 12 shall apply to all Inventions made or conceived by Employee, whether or not during the hours of his employment or with the use of PGIC facilities, materials, or personnel, either solely or jointly with others, during the Term of his employment by PGIC and for a period of one (1) year after any termination of such employment. This Section 12 does not apply to any invention disclosed in writing to PGIC by Employee prior to the execution of this Agreement.

c. Assignment. Employee hereby assigns and agrees to assign to PGIC all of his rights to Inventions and to all proprietary rights therein, based thereon or related thereto, including without limitation applications for United States and foreign letters patent and resulting letters patent.

d. Reports. Employee shall inform PGIC promptly and fully of each Invention by a written report, setting forth in detail the structures, procedures, and methodology employed and the results achieved (“Notice of Invention”). A report shall also be submitted by Employee upon completion of any study or research project undertaken on PGIC’s behalf, whether or not in Employee’s opinion a given study or project has resulted in an Invention.

e. Patents. At PGIC’s request and expense, Employee shall execute such documents and provide such assistance as may be deemed necessary by PGIC to apply for, defend or enforce any United States and foreign letters patent based on or related to such Inventions.

13. Remedies. Notwithstanding any other provision in this Agreement to the contrary, Employee acknowledges and agrees that if Employee commits a material breach of the Covenant of Confidentiality (Section 7), Covenant of Non-Disclosure (Section 8), Covenant of Non-Solicitation (Section 9), Covenant of Cooperation (Section 10), Covenant Against Competition (Section 11), or Rights to Inventions (Section 12), PGIC shall have the right to have the obligations of Employee specifically enforced by any court having jurisdiction on the grounds that any such breach will cause irreparable injury to PGIC and money damages will not provide an adequate remedy. Such equitable remedies shall be in addition to any other remedies at law or equity, all of which remedies shall be cumulative and not exclusive. Employee further acknowledges and agrees that the obligations contained in Sections 7 through 12, of this Agreement are fair, do not unreasonably restrict Employee’s future employment and business opportunities, and are commensurate with the compensation arrangements set out in this Agreement.

14. Survivability. Sections 7 through 13, of this Agreement shall survive termination of the employment relationship and this Agreement.

15. General Provisions.

a. Arbitration. Any controversy involving the construction, application, enforceability or breach of any of the terms, provisions, or conditions of this Agreement, including without limitation claims for breach of contract, violation of public policy, breach of implied covenant, intentional infliction of emotional distress or any other alleged claims which are not settled by mutual agreement of the parties, shall be submitted to final and binding arbitration in accordance with the rules of the American Arbitration Association. The cost of arbitration shall be borne by the losing party. In consideration of each party’s agreement to submit to arbitration any and all disputes that arise under this Agreement, each party agrees that the arbitration provisions of this Agreement shall constitute his/its exclusive remedy and each party expressly waives the right to pursue redress of any kind in any other forum. The parties further agree that the arbitrator acting hereunder shall not be empowered to add to, subtract from, delete or in any other way modify the terms of this Agreement. Notwithstanding the foregoing, any party shall have the limited right to seek equitable relief in the form of a temporary restraining order or preliminary injunction in a court of competent jurisdiction to protect itself from actual or threatened irreparable injury resulting from an alleged breach of this Agreement pending a final decision in arbitration.

b. Authorization. PGIC and Employee each represent and warrant to the other that he/it has the authority, power and right to deliver, execute and fully perform the terms of this Agreement.

c. Entire Agreement. Employee understands and acknowledges that this document constitutes the entire agreement between Employee and PGIC with regard to Employee’s employment by PGIC and Employee’s post-employment activities concerning PGIC. This Agreement supersedes any and all other written and oral agreements between the parties with respect to the subject matter hereof. Any and all prior agreements, promises, negotiations, or representations, either written or oral, relating to the subject matter of this Agreement not expressly set forth in this Agreement are of no force and effect. This Agreement may be altered, amended, or modified only in writing signed by all of the parties hereto. Any oral representations or modifications concerning this instrument shall be of no force and effect.

d. Severability. If any term, provision, covenant, or condition of this Agreement is held by a court or other tribunal of competent jurisdiction to be invalid, void, or unenforceable, the remainder of such provisions and all of the remaining provisions hereof shall remain in full force and effect to the fullest extent permitted by law and shall in no way be affected, impaired, or invalidated as a result of such decision.

e. Governing Law. Except to the extent that federal law may preempt Nevada law, this Agreement and the rights and obligations hereunder shall be governed, construed and enforced in accordance with the laws of the State of Nevada.

f. Taxes. Except as otherwise specifically provided in this Agreement, all compensation payable hereunder is gross and shall be subject to such withholding taxes and other taxes as may be provided by law. Except as otherwise specifically provided in this Agreement, Employee shall be responsible for the payment of all taxes attributable to the compensation provided by this Agreement except for those taxes required by law to be paid or withheld by PGIC.

g. Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of PGIC. Employee may not sell, transfer, assign, or pledge any of his rights or interests pursuant to this Agreement.

h. Waiver. Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing such provision or provisions and each and every other provision of this Agreement.

i. Captions. Titles and headings to sections in this Agreement are for the purpose of reference only and shall in no way limit, define, or otherwise affect any provisions contained therein.

j. Breach - Right to Cure. A party shall be deemed in breach of this Agreement only upon the failure to perform any obligation under this Agreement after receipt of written notice of breach and failure to cure such breach within ten (10) days thereafter; provided, however, such notice shall not be required where a breach or threatened breach would cause irreparable harm to the other party and such other party may immediately seek equitable relief in a court of competent jurisdiction to enjoin such breach.

16. Acknowledgement. Employee acknowledges that he has been given a reasonable period of time to study this Agreement before signing it. Employee certifies that he has fully read, has received an explanation of, and completely understands the terms, nature, and effect of this Agreement. Employee further acknowledges that he is executing this Agreement freely, knowingly, and voluntarily and that Employee’s execution of this Agreement is not the result of any fraud, duress, mistake, or undue influence whatsoever. In executing this Agreement, Employee does not rely on any inducements, promises, or representations by PGIC other than the terms and conditions of this Agreement.

17. Effective Only Upon Execution by Authorized Officer of PGIC. This Agreement shall have no force or effect and shall be unenforceable in its entirety until (i) it is approved by the Compensation Committee and Board of Directors of PGIC and (ii) it is executed by a duly authorized officer of PGIC and such executed Agreement is delivered to Employee.

18. Indemnification and Insurance. PGIC will, to the maximum extent permitted by law, defend, indemnify and hold harmless the Employee and the Employee’s heirs, estate, executors and administrators against any costs, losses, claims, suits, proceedings, damages or liabilities to which the Employee may become subject which arise out of, are based upon or relate to the Employee’s employment by PGIC (and any predecessor company to PGIC), or the Employee’s service as an officer or member of the Board of Directors of PGIC (or any predecessor company of PGIC) or any Affiliate, including without limitation reimbursement for any legal or other expenses reasonably incurred by the Employee in connection with investigation and defending against any such costs, losses, claims, suits, proceedings, damages or liabilities. In no event shall the amount of indemnification provided directly by PGIC to the Employee exceed $1,000,000 in the aggregate. Any indemnification provided to the Employee by third parties shall be excluded from this amount, and shall not count against it. Moreover, PGIC reserves the right to deny any reimbursement or coverage claim presented by Employee to PGIC pursuant to this paragraph if the Employee has violated any material term of this Agreement at any time.

PGIC may maintain directors and officers liability insurance in commercially reasonable amounts (as reasonably determined by the Board), and, in the event such insurance is obtained, the Employee shall be covered under such insurance to the same extent as other senior management employees (and directors, with respect to the Employee’s role as a director, as may be applicable); provided, however, that PGIC shall not be required to maintain such insurance coverage unless the Board determines that it is obtainable at reasonable cost.

19. Change in Control Provision. Notwithstanding any Agreement provisions to the contrary, for a period of twelve (12) months following a Change in Control, in the event of a termination of Employee other than for Cause, or if the Employee resigns for “Good Reason” as that term is defined in Section 6(c) above, Employee shall be entitled to receive a sum equal to three times the Employee’s annualized Base Salary for the most recently completed calendar year, payable in a lump sum upon termination. At any point during the thirteenth month following a Change in Control, Employee shall be entitled to terminate the Agreement and receive a sum equal to the amount they would otherwise be entitled to pursuant to termination by PGIC other than for Cause at the time of such election. For the purposes of this Agreement, the following definitions shall apply:

(i) a “Change in Control” of PGIC means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

a. Any Exchange Act Person becomes the Owner, directly or indirectly, of securities of PGIC representing more than fifty percent (50%) of the combined voting power of PGIC’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (a) on account of the acquisition of securities of PGIC by an investor, any affiliate thereof or any other Exchange Act Person from PGIC in a transaction or series of related transactions the primary purpose of which is to obtain financing for PGIC through the issuance of equity securities or (b) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by PGIC reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by PGIC, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

b. There is consummated a merger, consolidation or similar transaction involving (directly or indirectly) PGIC and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of PGIC immediately prior thereto do not Own, directly or indirectly, either (a) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (b) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of PGIC immediately prior to such transaction;

c. The stockholders of PGIC approve or the Board approves a plan of complete dissolution or liquidation of PGIC, or a complete dissolution or liquidation of PGIC shall otherwise occur;

d. There is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of PGIC and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of PGIC and its subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of PGIC in substantially the same proportions as their Ownership of the outstanding voting securities of PGIC immediately prior to such sale, lease, license or other disposition; or

e. Individuals who, on the date this Agreement is executed, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall be considered as a member of the Incumbent Board.

(ii) “Entity” means a corporation, partnership or other entity.

(iii) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(iv) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (A) PGIC or any subsidiary of PGIC, (B) any employee benefit plan of PGIC or any subsidiary of PGIC or any trustee or other fiduciary holding securities under an employee benefit plan of PGIC or any subsidiary of PGIC, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an Entity Owned, directly or indirectly, by the stockholders of PGIC in substantially the same proportions as their Ownership of stock of PGIC.

(v) “Own,” “Owned,” “Owner,” “Ownership” - A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

20. Parachute Payments. If any payment or benefit the Employee would receive from PGIC pursuant to this Agreement or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Employee will receive an additional payment (the “Gross-up”) from PGIC such that after taking into account all applicable federal, state and local employment taxes, income taxes, the Excise Tax and all applicable taxes on the Gross-up (all computed at the highest applicable marginal rate), results in the Employee’s receipt, on an after-tax basis, of the full amount of the Payment. PGIC’s principal outside accounting firm or principal outside tax advisors, as selected by PGIC and Employee, will make all determinations hereunder and shall provide its calculations, together with detailed supporting documentation, to PGIC and the Employee within fifteen (15) calendar days after the date on which the Employee’s right to a Payment is triggered (if requested at that time by PGIC or Employee) or such other time as requested by PGIC or the Employee. The accounting firm or tax advisors shall furnish PGIC and the Employee with an opinion reasonably acceptable to the Employee regarding the application of the Excise Tax to such Payment. PGIC shall be entitled to rely upon the accounting firm’s or tax advisors’ determinations, as applicable, which shall be final, binding and conclusive on Employee and PGIC.

IN WITNESS WHEREOF, the parties hereto have read, understood, and voluntarily executed this Agreement as of the day and year first above written.

EMPLOYEE	PROGRESSIVE GAMING
INTERNATIONAL CORPORATION

By:
RUSSEL H. McMEEKIN
Title:

EXHIBIT A

RELEASE AND WAIVER OF CLAIMS

In consideration of the payments and other benefits set forth in Section 5(d)(4) and Section 6(a) of the Employment Agreement dated                     , to which this form is attached, I, RUSSEL H. McMEEKIN, hereby furnish PROGRESSIVE GAMING INTERNATIONAL CORPORATION (the “Company”), with the following release and waiver (“Release and Waiver”).

In exchange for the consideration provided to me by the Employment Agreement that I am not otherwise entitled to receive, I hereby generally and completely release the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, Affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release and Waiver. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including, but not limited to, salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including, but not limited to, claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including, but not limited to, claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), and the California Fair Employment and Housing Act (as amended).

I also acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to any claims I may have against the Company.

I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this Release and Waiver is knowing and voluntary, and that the consideration given for this Release and Waiver is in addition to anything of value to which I was already entitled as an executive of the Company. If I am 40 years of age or older upon execution of this Release and Waiver, I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the release and waiver granted herein does not relate to claims under the ADEA which may arise after this Release and Waiver is executed; (b) I have the right to consult with an attorney prior to executing this Release and Waiver (although I may choose voluntarily not to do so); and (c) I have twenty-one (21) days from the date of termination of my employment with the Company in which to consider this Release and Waiver (although I may choose voluntarily to execute this Release and Waiver earlier); (d) I have seven (7) days following the execution of this Release and Waiver to revoke my consent to this Release and Waiver; and (e) this Release and Waiver shall not be effective until the seven (7) day revocation period has expired.

If I am less than 40 years of age upon execution of this Release and Waiver, I acknowledge that I have the right to consult with an attorney prior to executing this Release and Waiver (although I may choose voluntarily not to do so); and (c) I have five (5) days from the date of termination of my employment with the Company in which to consider this Release and Waiver (although I may choose voluntarily to execute this Release and Waiver earlier).

This Release and Waiver constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated herein. This Release and Waiver may only be modified by a writing signed by both me and a duly authorized officer of the Company.

Date:	By:

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